POWER OF ATTORNEY
FOR EXECUTING FORMS 3, 4 AND 5

KNOW ALL MEN BY

THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Glenn W. Reed,Peggy G. Simpson and Lisa Turner signing singly, his/her true and lawful attorney-in-fact to:

(1)  execute for and on
behalf of
the undersigned, in the undersigned's capacity as an officer and/or director of UICI (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), and the rules thereunder;

(2)  do and perform any and all acts for
and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the United States
Securities and
Exchange Commission and any stock exchange or similar authority; and


(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants
to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings or and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS
WHEREOF, the undersigned has executed this Power of Attorney as of this
11th day of July, 2005.

/s/ Michael A. Colliflower